Vote by Telephone	Vote Online	Vote by Mail
1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free 866-855-9702 3. Follow the simple instructions.	1. Read the proxy statement and have the proxy card at hand. 2. Go to www.proxyvotenow.com/DUC 3. Follow the simple instructions.	1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side. 3. Sign, date and return the proxy card in the envelope provided.

CONTROL NUMBER

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

PROXY IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 22, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder of Duff & Phelps Utility and Corporate Bond Trust Inc. (“DUC” or the "Fund") hereby appoints Daniel J. Petrisko, Alan M. Meder and William J. Renahan, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of the Fund standing in the name of the undersigned at the close of business on December 22, 2020, at the Special Meeting of Shareholders of the Fund to be held by audio teleconference at (833) 640-7723 (U.S., toll-free) and (409) 217-8170 (international, caller-paid) rather than in person, February 22, 2021 at 12:00 p.m., Central Time, and at any and all adjournments thereof (the "Meeting"), with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement/Prospectus for the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of the Fund and of the accompanying Proxy Statement/Prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL (PROPOSAL 1) AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.
Please complete, sign and return this card as soon as possible.	Date

Signature(s) and Title(s), if applicable (Sign in the box)

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. If shares are held jointly, one or more owners should sign personally. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

DUC_100063_210104

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

In their discretion, the Proxies are authorized to vote on any other business as may properly come before the Meeting or any adjournment(s) thereof.

TO VOTE – Mark boxes below in blue or black ink as shown in this example:  ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.
	FOR	AGAINST	ABSTAIN
1. Approval of a proposal to approve and adopt the agreement and plan of merger, dated as of November 23, 2020, by and between DUC and DNP Select Income Fund Inc., a Maryland Corporation; and	☐	☐	☐

2. Transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

DUC_100063_210104